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                                                                     EXHIBIT 9

                                                             November 17, 1997


First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653


RE: ALLMERICA SELECT SEPARATE ACCOUNT OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
       FILE #'S:  33-71058 AND 811-8116

Gentlemen:

In my capacity as Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of the Post-Effective Amendment to the Registration Statement for Allmerica Select Separate Account on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Company's group and individual variable annuity contracts.

I am of the following opinion:

1. Allmerica Select Separate Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Allmerica Select Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The group and individual variable annuity contracts, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement of Allmerica Select Separate Account filed under the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Sylvia Kemp-Orino
                                       ----------------------
                                       Sylvia Kemp-Orino
                                       Assistant Vice President and Counsel